                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      September 4, 2003 (September 3, 2003)

                       St. Mary Land & Exploration Company
             (Exact name of registrant as specified in its charter)

      Delaware                      001-31539                      41-0518430
(State or other jurisdiction       (Commission                  (I.R.S Employer
 of incorporation)                 File Number)              Identification No.)

             1776 Lincoln Street, Suite 700, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
          (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

         On September 3, 2003, St. Mary Land & Exploration Company issued a press release announcing that the exploratory well drilled at its Duchesne Deep
Prospect in the Uinta Basin of Utah was unsuccessful. St. Mary is abandoning the prospect and will be taking a charge to exploration expense of approximately
$6.0 million in the third quarter of 2003. Additionally, approximately $1.4 million of unproved leasehold costs will be impaired in the third quarter of
2003. Such press release is furnished as part of this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

             The following exhibit is furnished as part of this report:

             Exhibit 99.1  Press release of St. Mary Land & Exploration
                           Company dated September 3, 2003.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ST. MARY LAND & EXPLORATION COMPANY

Date:  September 4, 2003                    By: /s/ DAVID W. HONEYFIELD
                                              -----------------------
                                               David W. Honeyfield
                                               Vice President - Finance,
                                               Secretary and Treasurer